Exhibit 99.1

For Information
James R. Edwards
303-837-2444

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES FOURTH QUARTER AND FULL YEAR
2012 EARNINGS CONFERENCE CALL

DENVER, CO - January 16, 2013 - SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the fourth quarter and full year 2012 along with year-end 2012 proved reserves after the close of trading on February 20, 2013. A teleconference to discuss these results and other operational matters is scheduled for February 21, 2013, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time). The call participation number is 877-445-0811, and the conference ID number is 89664242. An audio replay of the call will be available approximately two hours after the call at 855-859-2056, with the conference ID number 89664242. International participants can dial 617‑401-8115 to take part in the conference call, using the conference ID number 89664242, and can access a replay of the call at 404-537-3406, using conference ID number 89664242. Replays can be accessed through March 7, 2013.
This call is being webcast live and can be accessed at SM Energy Company's website at www.sm-energy.com. An audio recording of the conference call will be available at that site through March 7, 2013.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.